Exhibit 99.1
News Release

Contact:	Linsey Wisniewski Corporate Communications 667-218-7700 Tim Flottemesch Investor Relations 833-447-2783
CONSTELLATION REPORTS FIRST QUARTER 2026 RESULTS
Earnings Release Highlights
•GAAP Net Income of $4.49 per share and Adjusted (non-GAAP) Operating Earnings of $2.74 per share for the first quarter of 2026
•Affirming full year 2026 Adjusted Operating Earnings guidance of $11.00 - $12.00 per share
•Commissioning of 105 megawatt (MW) Pastoria Solar Project
•460 MW Pin Oak Creek Energy Center achieves commercial operation
•Net metering application for co-location of a data center at our Freestone site approved
•Ranked #1 on Barron's Most Sustainable U.S. Companies for 2026
•Our employees demonstrated their commitment to our communities by volunteering at over 150 events across 15 states and Washington, D.C. during April 2026, in honor of National Volunteer Month
Baltimore (May 11, 2026) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the first quarter of 2026.
“America needs reliable, clean power and Constellation is built to meet this demand with the strength of our fleet and the solutions we’re delivering for customers,” said Joe Dominguez, president and CEO of Constellation. “Right now, our focus is on execution – operating at a high level, integrating two great companies, bringing new resources to market, and navigating a changing regulatory environment – led by the women and men who power our business every day.”

“Our first-quarter results reflect continued operational excellence from our entire organization,” said Shane Smith, executive vice president and chief financial officer of Constellation. “We are affirming our full-year guidance and the expectation of strong, visible cash flow that supports our strategic capital allocation framework.”

First Quarter 2026
Our GAAP Net Income for the first quarter of 2026 increased to $4.49 per share from $0.38 per share in the first quarter of 2025. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2026 increased to $2.74 per share from $2.14 per share in the first quarter of 2025. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the first quarter of 2026 primarily reflects:
•The addition of Calpine, favorable stock-based compensation, nuclear PTC portfolio and market and portfolio conditions, partially offset by unfavorable nuclear outages
Recent Developments and First Quarter Highlights
•Pastoria Solar Project Comes Online: On April 16, 2026 we celebrated the commissioning of the 105 MW Pastoria Solar Project, the largest renewable energy project contracted by the California Department of Water Resources (DWR) to date in its mission to fully decarbonize its operations by 2035. The Pastoria Solar Project connects to the grid through the interconnection facilities at the highly efficient 750 MW natural gas-fired combined-cycle generating facility. Also, co-located with the Pastoria Solar Project is the 80 MW/320 MWh Battery Energy Storage System, which will be coming online during the spring/summer of 2026. The Pastoria Power Bank is contracted and supported by a 15-year power purchase agreement with Pacific Gas and Electric Company.
•Pin Oak Creek Energy Center Reaches Commercial Operation: On April 30, 2026, our Pin Oak Creek Energy Center achieved commercial operation. Pin Oak is a 460 MW, state-of-the-art natural gas facility designed to provide reliable, dispatchable power to the ERCOT grid. As a peaking facility, it is built to operate when demand is highest and reliability matters most, while also maintaining the flexibility to run longer if system conditions require it. The project is a direct response to Texas’ continued growth and increasing electricity demand across homes, businesses, and industry. Pin Oak Creek will play a critical role in strengthening grid reliability and supporting the state’s economic momentum.

•Freestone Net Metering Application Approved: The PUCT has approved the net metering application for the co-location of a Cyrus One data center at our Freestone site, subject to conditions. In February we signed a 380 MW agreement with Dallas-based CyrusOne, a leading global data center developer and operator, to connect and serve a new data center adjacent to the Freestone Energy Center, in Freestone County, Texas. We also entered into an exclusive agreement to provide power, grid connectivity and site infrastructure for Phase 2, which will be an additional 380 MW.

•Ranked #1 on Barron's Most Sustainable U.S. Companies for 2026: We earned the No. 1 spot on Barron’s annual "Most Sustainable U.S. Companies" rankings, which evaluate the country's 1,000 largest publicly traded companies on 230 performance indicators including environmental impact, workforce development and community support.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 44,666 gigawatt-hours (GWhs) in the first quarter of 2026, compared with 45,582 GWhs in the first quarter of 2025. Excluding Salem and STP, our nuclear plants at ownership achieved a 92.3% capacity factor for the first quarter of 2026, compared with 94.1% for the first quarter of 2025. There were 99 planned refueling outage days in the first quarter of 2026 and 88 in the first quarter of 2025 for sites we operate. There were no non-refueling outage days in the first quarter of 2026 and 2025 for sites we operate.
•Natural Gas, Oil, and Renewables Operations: As a result of our expanded fleet following the acquisition of Calpine in January 2026, we now consider Equivalent Forced Outage Factor (EFOF) to be a key operational metric beginning in 2026. EFOF represents the percentage for which a generating unit is not available due to forced outages and forced deratings in a given period. The EFOF of our natural gas, oil, and pumped-storage hydro fleet for the first quarter of 2026 is 4.5%. Renewable energy capture for our wind, solar and run-of-river hydro fleet was 96.7% in the first quarter of 2026, compared with 96.2% in the first quarter of 2025.

GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
The table below provides a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part, which may result in an effective tax rate that differs from the marginal rate. The marginal statutory income tax rate was 25.5% for the three months ended March 31, 2026 and 2025. The following table provides a reconciliation between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings for the three months ended March 31, 2026 compared to the same period in 2025.

	Three Months Ended March 31,
	2026		2025
(In millions, except per share data)		Earnings Per Share(a)		Earnings Per Share(a)
GAAP Net Income (Loss) Attributable to Common Shareholders	$1,590	$4.49	$118	$0.38
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $247 and $169, respectively)(b)	(721)	(2.03)	505	1.61
Decommissioning-Related Activities (net of taxes of $79 and $31, respectively)(c)	(174)	(0.49)	19	0.06
Amortization of Acquired Commodity Contracts (net of taxes of $53 and $—, respectively)(d)	154	0.44	—	—
Calpine Merger and Integration Costs (net of taxes of $22 and $4, respectively)(e)	119	0.34	13	0.04
Plant Retirements and Divestitures (net of taxes of $— and $4, respectively)	—	—	11	0.03
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $7 and $3, respectively)	20	0.06	9	0.03
Income Tax-Related Adjustments	(13)	(0.04)	—	—
Noncontrolling Interests(f)	(3)	(0.01)	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$972	$2.74	$673	$2.14
_______
(a)Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 354 million and 314 million for the three months ended March 31, 2026 and 2025, respectively.
(b)Includes unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Reflects all gains and losses associated with NDTs, ARO accretion, ARC depreciation, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units. The tax effects of Regulatory Agreement Units result in a 100% effective tax rate under contractual offset accounting. Additionally, the tax effects of NDT investment returns result in different effective tax rates depending on whether the underlying funds are held within qualified or non-qualified trusts.
(d)In 2026, reflects the non-cash impacts of the amortization of certain commodity contracts recorded at fair value associated with the Calpine acquisition.
(e)Reflects costs associated with the completion of the Calpine merger and subsequent integration of its operations. Certain of these transaction-related expenses are not tax deductible.
(f)Represents elimination of the noncontrolling interest portion of certain adjustments included above.
Webcast Information
We will discuss first quarter 2026 earnings in a conference call scheduled for today at 10:00 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.

About Constellation
Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the largest private-sector power producer in the world and the nation’s largest producer of clean and reliable energy. With 55 gigawatts of capacity from nuclear, natural gas, oil, geothermal, hydro, wind and solar facilities, our fleet has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America’s growing economy. We are also the largest nuclear energy company in the U.S. and a leading competitive retail supplier, serving approximately 2.5 million customer accounts nationwide, including 80% of the Fortune 100. We are committed to investing in innovation and new technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income (Loss).
The tables above provide a reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income (Loss) given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the acquisition of Calpine Corporation, the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the acquisition should not be considered a forecast of future results.
Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2025 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and

Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18 — Commitments and Contingencies; (2) the Registrants' First Quarter 2026 Quarterly Report on Form 10-Q (to be filed on May 11, 2026) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 15 — Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

Three Months Ended March 31, 2026
Operating revenues	$11,122
Operating expenses
Purchased power and fuel	6,352
Operating and maintenance	1,780
Depreciation and amortization	443
Taxes other than income taxes	229
Total operating expenses	8,804
Gain (loss) on sales of assets	14
Operating income (loss)	2,332
Other income and (deductions)
Interest expense, net	(253)
Other, net	46
Total other income and (deductions)	(207)
Income (loss) before income taxes	2,125
Income tax (benefit) expense	530
Equity in income (losses) of unconsolidated affiliates	8
Net income (loss)	1,603
Net income (loss) attributable to noncontrolling interests	13
Net income (loss) attributable to common shareholders	$1,590

Three Months Ended March 31, 2025
Operating revenues	$6,788
Operating expenses
Purchased power and fuel	4,384
Operating and maintenance	1,545
Depreciation and amortization	248
Taxes other than income taxes	160
Total operating expenses	6,337
Operating income (loss)	451
Other income and (deductions)
Interest expense, net	(146)
Other, net	(154)
Total other income and (deductions)	(300)
Income (loss) before income taxes	151
Income tax (benefit) expense	22
Net income (loss)	129
Net income (loss) attributable to noncontrolling interests	11
Net income (loss) attributable to common shareholders	$118

Change in Net income (loss) attributable to common shareholders from 2025 to 2026	$1,472
1

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$800	$3,641
Restricted cash and cash equivalents	371	107
Accounts receivable	4,414	4,266
Derivative assets	1,795	945
Inventories, net	2,582	1,736
Renewable energy credits	1,038	789
Assets held for sale	5,735	126
Other	1,274	509
Total current assets	18,009	12,119
Property, plant, and equipment, net	40,769	22,474
Deferred debits and other assets
Nuclear decommissioning trust funds	19,366	19,336
Goodwill	11,527	420
Derivative assets	2,113	450
Other	5,127	2,450
Total deferred debits and other assets	38,133	22,656
Total assets	$96,911	$57,249

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$5,102	$1,650
Long-term debt due within one year	370	92
Accounts payable and accrued expenses	4,449	4,294
Derivative liabilities	810	467
Renewable energy credit obligation	1,193	1,075
Other	1,291	366
Total current liabilities	13,215	7,944
Long-term debt	16,994	7,250
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	8,199	3,544
Asset retirement obligations	12,433	13,193
Pension and non-pension postretirement benefit obligations	1,835	1,977
Payable related to Regulatory Agreement Units	5,389	5,334
Derivative liabilities	518	414
Other	4,508	2,740
Total deferred credits and other liabilities	32,882	27,202
Total liabilities	63,091	42,396
Commitments and contingencies
Shareholders’ equity
Common stock	28,574	11,043
Retained earnings (deficit)	7,334	5,899
Accumulated other comprehensive income (loss), net	(2,425)	(2,425)
Total shareholders’ equity	33,483	14,517
Noncontrolling interests	337	336
Total equity	33,820	14,853
Total liabilities and shareholders’ equity	$96,911	$57,249
2

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$1,603	$129
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and contract amortization	1,202	640
Deferred income taxes and amortization of ITCs	440	(98)
Net fair value changes related to derivatives	(1,040)	356
Net realized and unrealized (gains) losses on NDT funds	(17)	(44)
Net realized and unrealized (gains) losses on equity investments	27	268
Other non-cash operating activities	(199)	47
Changes in assets and liabilities:
Accounts receivable	323	(15)
Inventories	106	98
Accounts payable and accrued expenses	(1,377)	(290)
Option premiums received (paid), net	(15)	26
Collateral received (posted), net	249	(486)
Income taxes	103	120
Pension and non-pension postretirement benefit contributions	(191)	(174)
Other assets and liabilities	(789)	(470)
Net cash flows provided by (used in) operating activities	425	107
Cash flows from investing activities
Capital expenditures	(1,275)	(806)
Proceeds from NDT fund sales	2,504	2,084
Investment in NDT funds	(2,572)	(2,152)
Acquisition of Calpine, net of cash and restricted cash acquired	(2,537)	—
Other investing activities	148	(12)
Net cash flows provided by (used in) investing activities	(3,732)	(886)
Cash flows from financing activities
Change in short-term borrowings	1,957	—
Proceeds from short-term borrowings with maturities greater than 90 days	3,000	—
Repayments of short-term borrowings with maturities greater than 90 days	(1,500)	—
Issuance of long-term debt	2,770	—
Retirement of long-term debt	(5,254)	(57)
Dividends paid on common stock	(155)	(122)
Other financing activities	(88)	(229)
Net cash flows provided by (used in) financing activities	730	(408)
Increase (decrease) in cash, restricted cash, and cash equivalents	(2,577)	(1,187)
Cash, restricted cash, and cash equivalents at beginning of period	3,748	3,129
Cash, restricted cash, and cash equivalents at end of period	$1,171	$1,942

3

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$11,122	$(1,111)	(b),(c),(d)	$6,788	$286	(b),(c)
Operating expenses
Purchased power and fuel	6,352	(302)	(b),(d)	4,384	(84)	(b)
Operating and maintenance	1,780	69	(c),(e)	1,545	(78)	(c),(e)
Depreciation and amortization	443	(19)	(c),(e)	248	(37)	(c),(g)
Taxes other than income taxes	229	(2)	(e)	160	—
Total operating expenses	8,804			6,337
Gain (loss) on sales of assets	14	—		—	—
Operating income (loss)	2,332			451
Other income and (deductions)
Interest expense, net	(253)	16	(b),(e)	(146)	34	(b)
Other, net	46	(6)	(b),(c),(f)	(154)	187	(b),(c),(f)
Total other income and (deductions)	(207)			(300)
Income (loss) before income taxes	2,125			151
Income tax (benefit) expense	530	(232)	(b),(c)(d),(e),(f),(h)	22	149	(b),(c),(e),(f),(g)
Net income (loss)	1,603			129
Net income (loss) attributable to noncontrolling interests	13	3	(i)	11	2	(i)
Net income (loss) attributable to common shareholders	$1,590			$118
Effective tax rate	24.9%			14.6%
Earnings per average common share
Basic	$4.49			$0.38
Diluted	$4.49			$0.38
Average common shares outstanding
Basic	354			313
Diluted	354			314
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2026, reflects the non-cash impacts of the amortization of certain commodity contracts at fair value associated with the Calpine acquisition.
(e)Adjustment for costs associated with the completion of the Calpine merger and subsequent integration of its operations.
(f)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(i)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
4

Statistics

	Three Months Ended March 31,
(GWhs)	2026	2025
Nuclear Generation(a)
Mid-Atlantic	13,326	13,177
Midwest	22,974	23,596
New York	6,014	6,280
ERCOT	2,352	2,529
Total Nuclear Generation	44,666	45,582

Natural Gas, Oil, and Renewables(a)
Mid-Atlantic	740	632
Midwest	344	385
ERCOT	2,738	3,084
Other Power Regions	1,742	1,804
Calpine	26,497	—
Total Natural Gas, Oil, and Renewables	32,061	5,905

Purchased Power
Mid-Atlantic	4,094	4,794
Midwest	417	488
ERCOT	686	659
Other Power Regions	9,317	10,994
Calpine	2,089	—
Total Purchased Power	16,603	16,935

Total Supply/Sales by Region
Mid-Atlantic	18,160	18,603
Midwest	23,735	24,469
New York	6,014	6,280
ERCOT	5,776	6,272
Other Power Regions	11,059	12,798
Calpine	28,586	—
Total Supply/Sales by Region	93,330	68,422

	Three Months Ended March 31,
	2026	2025
Outage Days(b)
Refueling	99	88
Non-refueling	—	—
Total Outage Days	99	88
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants.
(b)Outage days exclude Salem and STP.
5

Electricity Reference Prices(a)	Three Months Ended March 31,
ISO/RTO	2026	2025
PJM - PJM West	$97.16	$53.69
PJM - ComEd	50.71	35.31
NYISO - Central	112.23	75.31
ERCOT - North	40.65	31.39
ERCOT - Houston	38.55	31.73
ISO-NE - Southeast Massachusetts	118.82	104.75
CAISO - NP15	29.01	40.96

Capacity Reference Prices	Three Months Ended March 31,
ISO/RTO	2026	2025
PJM - Eastern Mid-Atlantic Area Council	$269.92	$53.60
PJM - ComEd	269.92	28.92
NYISO - Rest of State	112.33	86.33
ISO-NE - Rest of Pool(b)	84.37	82.57

ZEC Reference Prices(a)	Three Months Ended March 31,
State (Segment)	2026	2025
New Jersey (Mid-Atlantic)(c)(d)	$—	$10.00
Illinois (Midwest)	1.17	9.38
New York (New York)(c)	14.76	18.27

Natural Gas Prices(a)	Three Months Ended March 31,
Location	2026	2025
Henry Hub	$4.90	$4.28
Transco Zone 6(e)	9.48	6.06
Houston Ship Channel(f)	3.26	3.46
PG&E Citygate(g)	2.07	3.71
Algonquin Citygate(h)	14.08	11.83
__________
(a)Reference prices may not necessarily reflect prices we ultimately realize.
(b)We did not have significant activity at this zone for the three months ended March 31, 2025.
(c)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(d)The New Jersey ZEC program concluded in May 2025.
(e)Transcontinental Gas pipeline located in Mid-Atlantic region.
(f)Houston-area pipeline and industrial network located in ERCOT region.
(g)Pacific Gas & Electric Company virtual trading point located in West region.
(h)Algonquin Gas Transmission physical delivery point located in New England region.
6